SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2007
World Wrestling Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27639	04-2693383

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1241 East Main Street, Stamford, CT	06902

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (203) 352-8600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 9, 2007, World Wrestling Entertainment, Inc. (the “Company”) announced that Michael Sileck, Chief Financial Officer of the Company, has assumed the new title of Chief Operating Officer. In recognition of his added responsibilities, Mr. Sileck’s annual base salary will be increased to $625,000, and Mr. Sileck will receive a grant of 50,000 restricted stock units. Frank Serpe, Senior Vice President, Finance and Chief Accounting Officer of the Company, will serve as the Company’s acting Chief Financial Officer. In this capacity, Mr. Serpe will receive an annual base salary of $325,000. Mr. Serpe also will receive a grant of 15,000 restricted stock units. A copy of the press release issued by the Company on February 9, 2007 is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press Release dated February 9, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.
By:	/s/ Edward L. Kaufman
Edward L. Kaufman
Executive Vice President, General Counsel and Secretary

Dated: February 9, 2007